UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2010

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

                                                       1-14036                                                                                                                        43-1581814
                                        (Commission File Number)                                                                                      (I.R.S. Employer Identification No.)

                                                                  333 West 11th Street, Kansas City, Missouri                                                                                                                     64105
                                                                  (Address of principal executive offices)                                                                                                                     (Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

DST Systems, Inc. (“DST”) announced today that it is discussing a potential transaction with dsicmm Group Limited (“dsicmm”), a private company based in the UK that provides integrated print and communication solutions.  Under the contemplated transaction, DST would contribute its debt-free UK print / mail operations and cash and dsicmm shareholders would contribute their stock into a newly formed company in which DST would own approximately 60% to 65% and shareholders of dsicmm would own approximately 35% to 40% of the equity of the new company.  dsicmm has approximately 1,200 employees and annual revenues of approximately $160 million.  On a pro-forma basis, the transaction is not expected to have a material impact on DST’s net income or earnings per share for 2010.

The parties believe that discussions between DST and dsicmm have reached an appropriate stage to disclose the contemplated transaction, but caution that no final definitive agreement has been reached.  DST anticipates the definitive agreement will be signed within 30 days and the transaction would be consummated within approximately 20-45 days after signing of the definitive agreement.  The transaction is subject to due diligence and negotiation of a final definitive agreement as well as customary closing conditions.  There can be no assurance that DST will enter into a definitive agreement for the contemplated transaction, or that the contemplated transaction will be consummated, on the proposed timeline or at all.

The information and comments in this Form 8-K may include forward-looking statements respecting the Company and its businesses.  Such information and comments are based on the Company’s views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in the Company’s latest periodic financial report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission.  All such factors should be considered in evaluating any forward-looking comment.  Unless required by applicable laws and regulations, the Company undertakes no obligation to update any forward-looking statements in this Form 8-K to reflect future events.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of June, 2010.

DST SYSTEMS, INC.

By:           /s/ Kenneth V. Hager  Name: Kenneth V. Hager
Title:       Vice President, Chief Financial Officer
and Treasurer